LIMITED POWER OF ATTORNEY FOR SECTION  16(a) REPORTING

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Jennifer M. Settles, Raphael Avraham and Ken White, each in their capacity as an employee of U-Haul International, Inc., and each of them, as the undersigned's true and lawful attorney-in-fact (the "Attorney-in Fact"), with full power of substitution and resubstitution, each with the power to act alone for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:

      1. prepare, execute and file with the Securities and Exchange Commission, any national securities exchange or securities quotation system and AMERCO (the "Company") any and all reports (including any amendment thereto) of the undersigned required or considered advisable under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, with respect to the equity securities of the Company, including Forms 3, 4 and 5; and

      2. obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the foregoing Attorney-in-Fact.

The undersigned acknowledges that:

      1. this Limited Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act at his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

      2. any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

      3. neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

      4. this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without, limitation, the reporting requirements under
 Section 16(a) of the Exchange Act.

      The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned's transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact, in the undersigned,s sole discretion.

      This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of Arizona without regard to conflict-of-law principles.

      IN WITNESS WHEREOF, I, the undersigned have executed this Limited Power of Attorney as of October 2, 2017, and, being first duly sworn, do declare to the undersigned authority that I sign and execute this instrument as my Limited Power of Attorney and that I sign it willingly, or willingly direct another to sign for me, that I execute it as my free and voluntary act for the purposes expressed in the Limited Power of Attorney above, and that I am eighteen years of age or older, of sound mind and under no constraint or undue influence.

Signature: /s/ Richard J. Herrera
Print Name: Richard J. Herrera


WITNESS:

I, Alexis Alvarez, the witness identified below, sign my name to the foregoing Limited Power of Attorney being first duly sworn and do declare to the undersigned authority that the Principal signs and executes this instrument as the Principal's Limited Power of Attorney and that the Principal signs it willingly, or willingly directs another to sign for the principal, and that I, in the presence and hearing of the Principal, sign this Limited Power of Attorney as witness to the Principal's signing and that to the best of my knowledge the Principal is eighteen years of age or older, of sound mind and under no constraint or undue influence.

/s/ Alexis Alvarez
Witness

NOTARY:
STATE OF Arizona   )
                   )
COUNTY OF Maricopa )

This instrument was acknowledged before me on October 2nd, 2017 by Richard J. Herrera, as Principal, and Alexis Alvarez as
 Witness, under the foregoing Limited Power of Attorney.

/s/ Jessica Lopez
NOTARY PUBLIC


My commission expires: July 16, 2018